Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: John Ravis, Investor Relations, 1-207-556-8155

IDEXX Laboratories Announces

Fourth Quarter and Full Year 2024 Results

▪	Achieves fourth quarter revenue growth of 6% as reported and on an organic basis, driven by CAG Diagnostics recurring revenue growth of 6% reported and 7% organic

▪	Solid growth supported by continued benefits from IDEXX execution drivers, including 9% year-over-year expansion of IDEXX's global premium instrument installed base and net customer gains across testing modalities

▪	Delivers fourth quarter EPS of $2.62, an increase of 13% as reported and 10% on a comparable basis driven by strong operating results

▪	Provides initial outlook for 2025 revenue of $4,055 million - $4,170 million, reflecting growth of 4% - 7% reported and 6% - 9% organic, supported by CAG Diagnostics recurring revenue growth of 3% - 6% as reported and 5% - 8% on an organic basis

▪	Estimates 2025 EPS of $11.74 - $12.24, an increase of 10% - 15% as reported and 8% to 12% on a comparable basis

▪	Outlook assumes ~$1.5 billion of share repurchases in 2025, subject to market conditions, equivalent to ~4% of current equity market capitalization

WESTBROOK, Maine, February 3, 2025 — IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in pet healthcare innovation, today announced fourth quarter and full year results.

“IDEXX had a solid finish to 2024, supported by continued high levels of execution by IDEXX teams globally,” said Jay Mazelsky, President and Chief Executive Officer. "The Company is on the front end of a new wave of major innovation. In Q4, we began shipping the IDEXX inVue Dx™ Cellular Analyzer, our transformational slide-free cellular analyzer, and we plan to make IDEXX Cancer Dx™ screening for canine lymphoma available in late March 2025 in the U.S. and Canada. These types of innovations are highly sought-after by our customers and will dramatically enhance veterinarians' approaches to care management and address workflow bottlenecks in their practices.”

Fourth Quarter and Full Year Results

The Company reports revenues of $954 million for the fourth quarter of 2024, an increase of 6% compared to the prior year period on a reported and organic basis, driven by Companion Animal Group ("CAG") growth of 6% as reported and organically. CAG Diagnostics recurring revenue gains of 6% reported and 7% organic in the quarter were supported by continued benefits from IDEXX execution drivers, including high-quality placements of CAG Diagnostics capital instruments across regions, high customer retention, new business gains, and net price realization.

IDEXX Announces Fourth Quarter and Full Year Results

February 3, 2025

Earnings per diluted share (“EPS”) were $2.62 for the fourth quarter, an increase of 13% as reported and 10% on a comparable basis. Results reflect operating margin expansion of 20 basis points as reported and 50 basis points on a comparable basis. Fourth quarter EPS included $0.03 per share negative impact from currency changes and $0.13 per share in tax benefits from share-based compensation. Fourth quarter EPS also benefited by $0.06 per share from a non-recurring tax reserve release as a result of the lapsing of an applicable statute of limitations, which lowered the full year effective tax rate by approximately 50 basis points.

Revenue for the full year of $3,898 million increased 6% as reported and organically, driven by 7% as reported and organic growth in CAG Diagnostics recurring revenue.

For the full year 2024, EPS of $10.67 increased 6% on a reported basis and 12% on a comparable basis, including a ~2% EPS negative growth benefit related to lapping a $16 million customer contract resolution in the first quarter of 2023. EPS results reflect operating margin contraction of 100 basis points as reported and expansion of 60 basis points on a comparable basis, including a ~40 basis point negative impact from lapping the customer contract resolution. EPS results include a $0.56 negative impact from a discrete expense accrual related to an ongoing litigation matter, a $0.05 negative impact from currency changes, $0.24 in tax benefits from share-based compensation, and $0.06 tax benefit from the already noted non-recurring tax reserve release.

The Company's initial 2025 revenue guidance range reflects full year growth of 4% - 7% as reported and 6% - 9% on an organic basis, supported by 3% - 6% reported and 5% - 8% organic CAG Diagnostics recurring revenue growth. The guidance range for global CAG Diagnostics recurring revenue growth reflects goals for sustained benefits from execution drivers, supporting continued solid volume gains, and an estimated 4% - 4.5% full year benefit from net price improvement. 2025 EPS guidance of $11.74 - $12.24 reflects expectations for solid organic revenue gains and a targeted 200 - 250 basis points of reported operating margin improvement, including a ~160 basis point benefit from lapping the 2024 discrete litigation expense accrual.

Fourth Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated 6% organic growth for the fourth quarter. CAG Diagnostics recurring revenue organic growth of 7% reflects double-digit IDEXX VetLab® consumable gains and solid reference laboratory and consulting services growth.

Additional U.S. companion animal practice key metrics are available in the Q4 2024 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

IDEXX Announces Fourth Quarter and Full Year Results

February 3, 2025

Strong global growth was achieved across IDEXX's testing modalities.

▪	IDEXX VetLab® consumables generated 12% revenue growth as reported and organically, supported by global premium instrument installed base growth and net price gains.

▪	Reference laboratory diagnostic and consulting services generated 4% revenue growth as reported and organically, reflecting solid volume gains across regions further supported by net price gains.

▪	Rapid assay products generated flat revenue growth as reported and organically, with net price increases offsetting volume declines. Rapid Assay volumes were negatively impacted by the launch of the Catalyst® Pancreatic Lipase Test, which shifted some testing volume across modalities.

Veterinary software, services and diagnostic imaging systems revenue growth increased 13% as reported and 7% organically compared to strong prior year performance levels.

Water

Water achieved revenue growth of 8% on a reported basis and 9% on an organic basis, reflecting benefits from net price improvement and solid gains in the U.S. and Europe.

Livestock, Poultry and Dairy (“LPD”)

LPD revenue grew 5% on a reported basis and 7% on an organic basis, supported by solid gains across U.S., Europe and Latin America regions.

Gross Profit and Operating Profit

Gross profits increased 8% as reported and 9% on a comparable basis. Gross margins of 59.8% expanded 140 basis points compared to the prior year on a reported basis and expanded 130 basis points on a comparable basis. Gross margin results reflect benefits from net price improvement which offset inflationary cost impacts, favorable business mix benefits from strong consumable growth, and higher Water gross margins.

Operating margin was 27.4% in the quarter, 20 basis points higher than the prior year period results on a reported basis and 50 basis points higher on a comparable basis. Operating expenses grew 10% as reported and 9% on a comparable basis. Operating expense growth reflects investments in commercial resources and R&D initiatives.

IDEXX Announces Fourth Quarter and Full Year Results

February 3, 2025

2025 Growth and Financial Performance Outlook

The following table provides the Company's initial estimates for annual key financial metrics in 2025:

Amounts in millions except per share data and percentages

Growth and Financial Performance Outlook	2025
Revenue	$4,055 - $4,170
Reported growth	4% - 7%
Organic growth	6% - 9%
CAG Diagnostics Recurring Revenue Growth
Reported growth	3% - 6%
Organic growth	5% - 8%
Operating Margin	31.0% - 31.5%
Reported operating margin expansion	200 - 250 bps
Comparable operating margin expansion	30 - 80 bps
EPS	$11.74 - $12.24
Reported growth	10% - 15%
Comparable growth	8% - 12%
Other Key Metrics
Net interest expense	~ $42
Share-based compensation tax benefit	~ $8
Share-based compensation tax rate benefit	~ 1%
Effective tax rate	~ 21.5%
Share-based compensation EPS impact	~ $0.10
Reduction in average shares outstanding	2% - 3%
Operating Cash Flow	100% - 110% of net income
Free Cash Flow	85% - 90% of net income
Capital Expenditures	~ $160

IDEXX Announces Fourth Quarter and Full Year Results

February 3, 2025

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2025.

Estimated Foreign Currency Exchange Rate Impacts	2025
Revenue growth rate impact	(~ 2%)
CAG Diagnostics recurring revenue growth rate impact	(~ 2%)
Operating margin growth impact	~ 10 bps
EPS impact	(~ $0.21)
EPS growth impact	(~ 2%)

Go-forward Foreign Currency Exchange Rate Assumptions
In U.S. dollars
euro		$1.02
British pound		$1.23
Canadian dollar		$0.68
Australian dollar		$0.61
Relative to the U.S. dollar
Japanese yen		¥160
Chinese renminbi		¥7.43
Brazilian real	R$	6.21

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will host a conference call today at 8:30 a.m. (Eastern) to discuss its 2024 fourth quarter and full year financial results and management’s outlook for 2025. To participate in the conference call, dial 1-800-289-0462 or 1-323-794-2442 and reference passcode 803218. Individuals can access a live webcast of the conference call on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (Eastern) on that day via the same link and will remain available for one year.

About IDEXX Laboratories, Inc.

IDEXX is a global leader in pet healthcare innovation. Our diagnostic and software products and services create clarity in the complex, constantly evolving world of veterinary medicine. We support longer, fuller lives for pets by delivering insights and solutions that help the veterinary community around the world make confident decisions—to advance medical care, improve efficiency, and build thriving practices. Our innovations also help ensure the safety of milk and water across the world and maintain the health and well-being of people and livestock. IDEXX Laboratories, Inc. is a member of the S&P 500® Index. Headquartered in Maine, IDEXX employs approximately 11,000 people and offers solutions and products to customers in more than 175 countries and territories. For more information about IDEXX, visit www.idexx.com.

IDEXX Announces Fourth Quarter and Full Year Results

February 3, 2025

Note Regarding Forward-Looking Statements

This earnings release and the statements to be made in the accompanying earnings conference call contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including forward-looking statements about the Company’s business prospects and estimates of the Company’s financial results for future periods. Forward-looking statements are included under "Fourth Quarter and Full Year Results" and "2025 Growth and Financial Performance Outlook" and elsewhere in this earnings release and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to our expectations regarding financial and business performance; revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates and interest rates; projected operating margins and expenses and capital expenditures; projected tax, tax rate and EPS benefits from share-based compensation arrangements; projected effective tax rates, reduction of average shares outstanding and net interest expense; share repurchases; product and service launches and expansions; IDEXX inVue Dx instrument placements and revenue; software enhancements; U.S. clinical visit levels; net price improvement; volume gains; anticipated benefits from new customer agreements; and impact of tariffs. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the corresponding sections of the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, as well as those described from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company’s consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company’s business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted fourth quarter 2024 results as follows: decreased gross profit growth by 0.1%, increased gross margin growth by 10 basis points, increased operating expense growth by 1.1%, decreased operating profit margin growth by 30 basis points, and decreased EPS growth by 1.2%. Estimated currency changes impacted full year 2024 results as follows: decreased gross profit growth by 0.2%, increased gross margin growth by 0 basis points, negligible operating expense growth by 0.0%, negligible operating profit margin growth by 0 basis points, and decreased EPS growth by 0.6%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three months and year ended December 31, 2024 and refer to the 2025 Growth and Financial Performance Outlook section of this press release for estimated foreign currency exchange rate impacts on 2025 projections and estimates.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that represents the percentage change in revenue, as compared to the same period for the prior year, net of the impact of changes in foreign currency exchange rates, certain business acquisitions, and divestitures. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three and twelve months ended December 31, 2024. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial 12 months from the date of the acquisition, that are directly attributable to business acquisitions. Revenue from acquisitions is expected to increase projected full year 2025 revenue growth by an immaterial amount.

IDEXX Announces Fourth Quarter and Full Year Results

February 3, 2025

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP.

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year		Twelve Months Ended		Year-over-Year
	December 31,	December 31,			December 31,	December 31,
Dollar amounts in thousands	2024	2023	Change		2024	2023	Change
Gross Profit (as reported)	$570,660	$526,167	8%		$2,378,927	$2,189,970	9%
Gross margin	59.8%	58.4%	140	bps	61.0%	59.8%	120	bps
Less: comparability adjustments
Change from currency	(525)	—			(4,726)	—
Comparable gross profit growth	$571,185	$526,167	9%		$2,383,654	$2,189,970	9%
Comparable gross margin and gross margin gain (or growth)	59.7%	58.4%	130	bps	61.0%	59.8%	120	bps

Operating expenses (as reported)	$308,974	$280,865	10%		$1,250,590	$1,092,842	14%
Less: comparability adjustments
Change from currency	3,125	—			534	—
Ongoing litigation matter	—	—			61,500	—
Comparable operating expense growth	305,849	280,865	9%		1,188,556	1,092,842	9%

Income from operations (as reported)	$261,686	$245,302	7%		$1,128,337	$1,097,128	3%
Operating margin	27.4%	27.2%	20	bps	29.0%	30.0%	-100	bps
Less: comparability adjustments
Change from currency	(3,650)	—			(5,261)	—
Ongoing litigation matter	—	—			(61,500)	—
Comparable operating profit growth	$265,336	$245,302	8%		$1,195,098	$1,097,129	9%
Comparable operating margin and operating margin gain (or growth)	27.7%	27.2%	50 bps		30.6%	30.0%	60	bps

Amounts presented may not recalculate due to rounding.

Projected 2025 comparable operating margin expansion outlined in the 2025 Growth and Financial Performance Outlook section of this earnings release reflects: (i) full year 2024 reported operating margin adjusted for 160 basis point unfavorable impact of discrete expense accrual related to an ongoing litigation matter in the second quarter of 2024; and (ii) projected full year 2025 reported operating margin adjusted for estimated positive year-over-year foreign currency exchange rate change impact of approximately 10 basis points.

These impacts described above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2025 operating margin expansion) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

Comparable EPS growth - Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted) ("EPS") for a measurement period, as compared to the prior base period, net of the impact of changes in foreign currency exchange rates from the prior base period and excluding the tax benefits of share-based compensation activity under ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, and non-recurring or unusual items (if any). Management believes comparable EPS growth is a more useful way to measure the Company’s business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

IDEXX Announces Fourth Quarter and Full Year Results

February 3, 2025

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year	Twelve Months Ended		Year-over-Year
	December 31,	December 31,		December 31,	December 31,
	2024	2023	Growth	2024	2023	Growth
Earnings per share (diluted)	$2.62	$2.32	13%	$10.67	$10.06	6%
Less: comparability adjustments
Share-based compensation activity	0.13	0.02		0.24	0.16
Ongoing litigation matter	—	—		(0.56)	—
Change from currency	(0.03)	—		(0.05)	—
Comparable EPS growth	2.53	2.29	10%	11.04	9.90	12%

Amounts presented may not recalculate due to rounding.

Projected 2025 comparable EPS growth outlined in the 2025 Growth and Financial Performance Outlook section of this earnings release reflects the following adjustments: (i) full year 2024 reported EPS adjusted for positive benefit of share-based compensation activity of $0.24 and $0.56 negative impact from a discrete expense accrual related to an ongoing litigation matter in the second quarter of 2024; and (ii) projected full year 2025 reported EPS adjusted for positive benefit of estimated share-based compensation activity of $0.10 and estimated negative year-over-year foreign currency exchange rate change impact of $0.21.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2025 reported EPS growth) to comparable EPS growth for the Company.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company’s investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the years ended December 31, 2024 and 2023. To estimate projected 2025 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of ~ $160. Free cash flow conversion, or the net income to free cash flow ratio, is a non-GAAP financial measure that is defined as free cash flow, with respect to a measurement period, divided by net income for the same period. To calculate the free cash flow conversion for the twelve months ended December 31, 2024, we have deducted purchases of property and equipment of approximately $121 million from net cash provided from operating activities of approximately $929 million, divided by net income of approximately $888 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. Adjusted EBITDA, gross debt, and net debt should be considered in addition to, and not as replacements of or superior measures to, net income or total debt reported in accordance with GAAP. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

After-Tax Return on Invested Capital, Excluding Cash and Investments (“ROIC”) - After-Tax Return on Invested Capital, Excluding Cash and Investments, is a non-GAAP financial measure. After-tax return on invested capital, excluding cash and investments, represents our after-tax income from operations, divided by our average invested capital, excluding cash and investments, using beginning and ending balance sheet values. Management believes that reporting ROIC provides useful information to investors for evaluating the efficiency and effectiveness of our use of capital. ROIC, after-tax income from operations and average invested capital, excluding cash and investments, are not measures of financial performance under GAAP and should be considered in addition to, and not as replacements of or superior measures to, return on assets, net income, total assets or other financial measures reported in accordance with GAAP. See the supplementary table below for reconciliation of this non-GAAP financial measure.

IDEXX Announces Fourth Quarter and Full Year Results

February 3, 2025

Notes and Definitions

Discrete litigation expense accrual - During the second quarter of 2024, the Company increased its previously established $27.5 million accrual related to an ongoing litigation matter by $61.5 million.

Ongoing litigation matter - The Company is a defendant in an ongoing litigation matter involving an alleged breach of contract for underpayment of royalty payments made from 2004 through 2017 under an expired patent license agreement. The Company's total accrual of $89.0 million for this matter includes the discrete $61.5 million litigation expense accrual recorded in the second quarter of 2024 and represents our best estimate of the amount of the probable loss. The actual loss associated with this matter may be higher or lower than the accrued amount depending on the ultimate outcome of this matter. For further information, see the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

IDEXX Announces Fourth Quarter and Full Year Results

February 3, 2025

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,	December 31,	December 31,	December 31,
		2024	2023	2024	2023
Revenue:	Revenue	$954,288	$901,601	$3,897,504	$3,660,953
Expenses and Income:	Cost of revenue	383,628	375,434	1,518,577	1,470,983
	Gross profit	570,660	526,167	2,378,927	2,189,970
	Sales and marketing	150,108	142,032	588,507	566,066
	General and administrative	101,137	87,021	442,291	335,825
	Research and development	57,729	51,812	219,792	190,951
	Total operating expenses	308,974	280,865	1,250,590	1,092,842
	Income from operations	261,686	245,302	1,128,337	1,097,128
	Interest expense, net	(5,299)	(5,634)	(18,506)	(35,952)
	Income before provision for income taxes	256,387	239,668	1,109,831	1,061,176
	Provision for income taxes	40,238	45,147	221,964	216,134
Net Income:	Net income attributable to stockholders	$216,149	$194,521	$887,867	$845,042
	Earnings per share: Basic	$2.64	$2.34	$10.77	$10.17
	Earnings per share: Diluted	$2.62	$2.32	$10.67	$10.06
	Shares outstanding: Basic	81,846	83,088	82,467	83,066
	Shares outstanding: Diluted	82,538	83,933	83,246	83,978

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information (Unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,	December 31,	December 31,	December 31,
		2024	2023	2024	2023
Operating Ratios	Gross profit	59.8%	58.4%	61.0%	59.8%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	26.3%	25.4%	26.4%	24.6%
	Research and development expense	6.0%	5.7%	5.6%	5.2%
	Income from operations [1]	27.4%	27.2%	29.0%	30.0%

1 Amounts presented may not recalculate due to rounding.

IDEXX Announces Fourth Quarter and Full Year Results

February 3, 2025

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended		Three Months Ended
		December 31,	Percent of	December 31,	Percent of
		2024	Revenue	2023	Revenue
Revenue:	CAG	$870,471		$821,265
	Water	45,153		41,787
	LPD	34,557		32,793
	Other	4,107		5,756
	Total	$954,288		$901,601

Gross Profit:	CAG	$519,412	59.7%	$478,669	58.3%
	Water	32,685	72.4%	27,380	65.5%
	LPD	17,141	49.6%	18,465	56.3%
	Other	1,422	34.6%	1,653	28.7%
	Total	$570,660	59.8%	$526,167	58.4%

Income from Operations:	CAG	$240,088	27.6%	$222,123	27.0%
	Water	20,991	46.5%	17,221	41.2%
	LPD	3,379	9.8%	4,311	13.1%
	Other	(2,772)	(67.5)%	1,647	28.6%
	Total	$261,686	27.4%	$245,302	27.2%

		Twelve Months Ended		Twelve Months Ended
		December 31,	Percent of	December 31,	Percent of
		2024	Revenue	2023	Revenue
Revenue:	CAG	$3,574,044		$3,352,356
	Water	185,112		168,149
	LPD	122,060		121,659
	Other	16,288		18,789
	Total	$3,897,504		$3,660,953

Gross Profit:	CAG	$2,179,180	61.0%	$2,002,426	59.7%
	Water	130,011	70.2%	116,001	69.0%
	LPD	62,560	51.3%	65,440	53.8%
	Other	7,176	44.1%	6,103	32.5%
	Total	$2,378,927	61.0%	$2,189,970	59.8%

Income from Operations:	CAG	$1,038,416	29.1%	$1,012,740	30.2%
	Water	84,533	45.7%	74,340	44.2%
	LPD	6,633	5.4%	9,975	8.2%
	Other	(1,245)	(7.6)%	73	0.4%
	Total	$1,128,337	29.0%	$1,097,128	30.0%

IDEXX Announces Fourth Quarter and Full Year Results

February 3, 2025

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Three Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net Revenue	2024	2023	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG	$870,471	$821,265	$49,206	6.0%	(0.3)%	0.5%	5.8%
United States	574,103	549,755	24,348	4.4%	—	0.7%	3.7%
International	296,368	271,510	24,858	9.2%	(1.0)%	—	10.1%
Water	$45,153	$41,787	$3,366	8.1%	(0.9)%	—	9.0%
United States	22,016	19,906	2,110	10.6%	—	—	10.6%
International	23,137	21,881	1,256	5.7%	(1.7)%	—	7.4%
LPD	$34,557	$32,793	$1,764	5.4%	(1.7)%	—	7.1%
United States	6,410	4,956	1,454	29.4%	—	—	29.4%
International	28,147	27,837	310	1.1%	(1.9)%	—	3.0%
Other	$4,107	$5,756	$(1,649)	(28.6)%	—	—	(28.6)%
Total Company	$954,288	$901,601	$52,687	5.8%	(0.4)%	0.4%	5.8%
United States	603,961	576,361	27,600	4.8%	—	0.7%	4.1%
International	350,327	325,240	25,087	7.7%	(1.1)%	—	8.8%

	Three Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net CAG Revenue	2024	2023	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG Diagnostics recurring revenue:	$757,451	$712,089	$45,362	6.4%	(0.2)%	—	6.6%
IDEXX VetLab consumables	331,845	297,370	34,475	11.6%	(0.2)%	—	11.8%
Rapid assay products	77,375	77,560	(185)	(0.2)%	(0.4)%	—	0.2%
Reference laboratory diagnostic and consulting services	316,027	305,037	10,990	3.6%	(0.2)%	—	3.8%
CAG Diagnostics services and accessories	32,204	32,122	82	0.3%	(0.3)%	—	0.6%
CAG Diagnostics capital – instruments	33,016	38,151	(5,135)	(13.5)%	(1.6)%	—	(11.9)%
Veterinary software, services and diagnostic imaging systems:	80,004	71,025	8,979	12.6%	(0.2)%	5.6%	7.2%
Recurring revenue	62,898	54,558	8,340	15.3%	(0.1)%	6.9%	8.5%
Systems and hardware	17,106	16,467	639	3.9%	(0.3)%	1.3%	2.9%
Net CAG revenue	$870,471	$821,265	$49,206	6.0%	(0.3)%	0.5%	5.8%

	Three Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
	2024	2023	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG Diagnostics recurring revenue:	$757,451	$712,089	$45,362	6.4%	(0.2)%	—	6.6%
United States	$490,240	$470,900	$19,340	4.1%	—	—	4.1%
International	$267,211	$241,189	$26,022	10.8%	(0.8)%	—	11.6%

1 See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Announces Fourth Quarter and Full Year Results

February 3, 2025

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Twelve Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net Revenue	2024	2023	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG	$3,574,044	$3,352,356	$221,688	6.6%	(0.2)%	0.4%	6.4%
United States	2,409,152	2,282,507	126,645	5.5%	—	0.6%	5.0%
International	1,164,892	1,069,849	95,043	8.9%	(0.7)%	—	9.6%
Water	$185,112	$168,149	$16,963	10.1%	(0.5)%	—	10.6%
United States	95,347	83,838	11,509	13.7%	—	—	13.7%
International	89,765	84,311	5,454	6.5%	(1.0)%	—	7.5%
LPD	$122,060	$121,659	$401	0.3%	(0.9)%	—	1.2%
United States	22,250	18,961	3,289	17.3%	—	—	17.3%
International	99,810	102,698	(2,888)	(2.8)%	(1.0)%	—	(1.8)%
Other	$16,288	$18,789	$(2,501)	(13.3)%	—	—	(13.3)%
Total Company	$3,897,504	$3,660,953	$236,551	6.5%	(0.3)%	0.4%	6.4%
United States	2,533,174	2,391,427	141,747	5.9%	—	0.5%	5.4%
International	1,364,330	1,269,526	94,804	7.5%	(0.8)%	—	8.2%

	Twelve Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net CAG Revenue	2024	2023	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG Diagnostics recurring revenue:	$3,129,492	$2,935,425	$194,067	6.6%	(0.2)%	—	6.8%
IDEXX VetLab consumables	1,303,250	1,188,261	114,989	9.7%	(0.3)%	—	10.0%
Rapid assay products	359,754	344,494	15,260	4.4%	(0.3)%	—	4.7%
Reference laboratory diagnostic and consulting services	1,336,121	1,278,617	57,504	4.5%	(0.1)%	—	4.6%
CAG Diagnostics services and accessories	130,367	124,053	6,314	5.1%	(0.4)%	—	5.5%
CAG Diagnostics capital – instruments	131,928	137,603	(5,675)	(4.1)%	(0.8)%	—	(3.4)%
Veterinary software, services and diagnostic imaging systems	312,624	279,328	33,296	11.9%	(0.1)%	4.7%	7.3%
Recurring revenue	250,359	214,597	35,762	16.7%	—	6.0%	10.7%
Systems and hardware	62,265	64,731	(2,466)	(3.8)%	(0.1)%	0.3%	(4.0)%
Net CAG revenue	$3,574,044	$3,352,356	$221,688	6.6%	(0.2)%	0.4%	6.4%

	Twelve Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
	2024	2023	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG Diagnostics recurring revenue:	$3,129,492	$2,935,425	$194,067	6.6%	(0.2)%	—	6.8%
United States	$2,080,277	$1,976,737	$103,540	5.2%	—	—	5.2%
International	$1,049,215	$958,688	$90,527	9.4%	(0.7)%	—	10.1%

1 See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Announces Fourth Quarter and Full Year Results

February 3, 2025

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
Amounts in thousands (Unaudited)

		December 31,	December 31,
		2024	2023
Assets:	Current Assets:
	Cash and cash equivalents	$288,266	$453,932
	Accounts receivable, net	473,575	457,445
	Inventories	381,877	380,282
	Other current assets	256,179	203,595
	Total current assets	1,399,897	1,495,254
	Property and equipment, net	713,123	702,177
	Other long-term assets, net	1,180,423	1,062,494
	Total assets	$3,293,443	$3,259,925
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$114,211	$110,643
	Accrued liabilities	502,119	478,712
	Credit facility	250,000	250,000
	Current portion of long-term debt	167,787	74,997
	Deferred revenue	33,799	37,195
	Total current liabilities	1,067,916	951,547
	Long-term debt, net of current portion	449,786	622,883
	Other long-term liabilities, net	180,428	200,965
	Total long-term liabilities	630,214	823,848
	Total stockholders' equity	1,595,313	1,484,530
	Total liabilities and stockholders' equity	$3,293,443	$3,259,925

IDEXX Laboratories, Inc. and Subsidiaries
Selected Balance Sheet Information (Unaudited)

		December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Selected Balance Sheet Information:	Days sales outstanding [1]	47.1	48.9	47.3	45.7	46.1
	Inventory turns [2]	1.3	1.3	1.4	1.3	1.3

1 Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

2 Inventory turns represent inventory-related cost of product revenue for the twelve months preceding each quarter-end divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Announces Fourth Quarter and Full Year Results

February 3, 2025

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)

		Twelve Months Ended
		December 31,	December 31,
		2024	2023
Operating:	Cash Flows from Operating Activities:
	Net income	$887,867	$845,042
	Non-cash charges	174,372	133,897
	Changes in assets and liabilities	(133,238)	(72,429)
	Net cash provided by operating activities	929,001	906,510
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(120,922)	(133,631)
	Acquisitions of businesses, intangibles, and equity investment, net of cash acquired	(87,698)	—
	Proceeds from net investment hedges	1,558	8,377
	Net cash used by investing activities	(207,062)	(125,254)
Financing:	Cash Flows from Financing Activities:
	Payments on credit facilities, net	—	(329,000)
	Payments of senior debt	(75,000)	(75,000)
	Payment of acquisition-related contingent considerations and holdbacks	—	(3,135)
	Repurchases of common stock	(837,034)	(71,920)
	Proceeds from exercises of stock options and employee stock purchase plans	44,492	47,034
	Shares withheld for statutory tax withholding payments on restricted stock	(10,531)	(9,975)
	Net cash used by financing activities	(878,073)	(441,996)
	Net effect of changes in exchange rates on cash	(9,532)	2,126
	Net change in cash and cash equivalents	(165,666)	341,386
	Cash and cash equivalents, beginning of period	453,932	112,546
	Cash and cash equivalents, end of period	$288,266	$453,932

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands (Unaudited)

		Twelve Months Ended
		December 31,	December 31,
		2024	2023
Free Cash Flow:	Net cash provided by operating activities	$929,001	$906,510
	Investing cash flows attributable to purchases of property and equipment	(120,922)	(133,631)
	Free cash flow [1]	$808,079	$772,879

1 See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Announces Fourth Quarter and Full Year Results

February 3, 2025

IDEXX Laboratories, Inc. and Subsidiaries
After-Tax Return on Invested Capital, Excluding Cash and Investments ("ROIC")
Amounts in thousands (Unaudited)

Numerator	For the Year Ended December 31, 2024
Income from operations (as reported)	$1,128,337
After-tax income from operations [1]	$902,672

Denominator	As of December 31, 2024	As of December 31, 2023
Total shareholders’ equity	$1,595,313	$1,484,530
Credit facility	250,000	250,000
Long-term debt, current portion	167,787	74,997
Long-term debt, net of current portion	449,786	622,883
Deferred income tax assets	(125,630)	(107,364)
Deferred income tax liabilities	11,312	7,235
Total invested capital	$2,348,568	$2,332,281
Less cash and cash equivalents	288,266	453,932
Total invested capital, excluding cash and investments	$2,060,302	$1,878,349
Average invested capital, excluding cash and investments [2]	$1,969,326
After-tax return on invested capital, excluding cash and investments	45.8%

1 After-tax income from operations represents income from operations reduced by our reported effective tax rate.

2 Average invested capital, excluding cash and investments, represents the average of the amount of total invested capital, excluding cash and investments.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2024	2023	2024	2023
Shares repurchased in the open market	564	90	1,741	155
Shares acquired through employee surrender for statutory tax withholding	—	—	19	20
Total shares repurchased	564	90	1,760	175

Cost of shares repurchased in the open market	$248,685	$34,569	$848,901	$72,639
Cost of shares for employee surrenders	45	67	10,531	9,974
Total cost of shares	$248,730	$34,636	$859,432	$82,613

Average cost per share – open market repurchases	$441.37	$419.72	$487.66	$468.84
Average cost per share – employee surrenders	$423.35	$482.60	$556.90	$503.28
Average cost per share – total	$441.37	$419.82	$488.40	$472.74